Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT REPORTS FIRST QUARTER RESULTS

Sales and earnings performance in-line with expectations; Board increases share repurchase authorization by $250 million

MINNEAPOLIS – (April 25, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the Sleep Number® bed, today announced results for the fiscal first quarter ended March 31, 2007. Net sales increased 2 percent to $216.5 million, compared to $212.3 million in the first quarter of 2006. Net income totaled $10.7 million, compared to $11.7 million in the first quarter of 2006, and first quarter earnings totaled $0.21 per diluted share, unchanged from the year-ago period.

“The year started much like we expected, with solid execution and continued operating improvement offsetting challenged revenue growth,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “In keeping with our long-term focus, we protected margins and preserved brand integrity despite a highly competitive pricing and promotional environment.”

“We have outlined a broad set of corporate growth initiatives for 2007, and investments against these initiatives will build in the second quarter. In the second half of the year, we expect to begin realizing results from these investments and we anticipate the challenging macro-economic pressures will begin to stabilize,” McLaughlin added.

Net sales growth from new store openings and the company’s retail partner program more than offset the 11 percent decrease in comparable-store sales during the first quarter. Select Comfort added five net new stores in the first quarter, increasing the store base to 447 company-owned stores, compared to 402 stores a year ago.

Improvements in sourcing and manufacturing productivity, along with the company’s ongoing implementation of a hub-and-spoke logistics network, improved the gross margin percentage 190 basis points to 62.0 percent, compared to 60.1 percent in the first quarter of 2006.

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The company continues to expect full-year gross margins to be approximately equal to the 60.9 percent realized in 2006. Costs from implementing mandatory national fire retardant requirements will reduce gross margins below last year’s level in the second and third quarters of 2007.

The company’s operating profit margin was 7.8 percent of net sales, compared to 8.6 percent in the first quarter of 2006. Selling and marketing expenses increased $6.4 million, partially reflecting the company’s increased retail store base. Media spending essentially was flat compared to year-ago levels at $32.0 million and 14.8 percent of net sales. Research and development expense more than doubled to $1.6 million, compared to $0.7 million in the first quarter of 2006.

Cash and investments totaled $66.8 million as of March 31, 2007. Cash flows from operating activities totaled $27.5 million during the first quarter; year-to-date through April, the company returned $49.0 million to shareholders through the repurchase of 2.7 million shares, reducing its remaining repurchase authorization to $39.7 million.

On April 20, 2007, the Board of Directors authorized the company to repurchase up to an additional $250 million of its common stock, providing a total of $290 million of repurchase authority.

Outlook

The company reiterated its full-year 2007 outlook for net sales of between $900 million and $925 million, and earnings of between $1.02 and $1.09 per diluted share. The company expects second quarter earnings will be below year-ago levels, reflecting a continuation of first quarter sales trends, investments in long-term growth initiatives, and costs associated with new flammability standards.

The company reiterated its long-term growth targets for net sales growth of 15 percent or higher, and earnings growth of 20 percent or higher.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) today. To listen to the call, please dial (866) 282-2807 (international participants may dial (703) 639-1267) and reference Select Comfort Corporation. The pass code for the replay is 96828615. To listen to the webcast, access the investor relations area of the company’s Web site at www.selectcomfort.com/investors. A replay will remain available until midnight Eastern Time April 25, 2007, by dialing (703) 925-2533, Passcode: 17275. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

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About Select Comfort

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 440 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry which bring product cost pressures and will require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

[1]Top 25 Bedding Retailers, Furniture/Today, August 14, 2006.

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SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	% of Net Sales	April 1, 2006	% of Net Sales
Net sales	$216,509	100.0%	$212,278	100.0%
Cost of sales	82,341	38.0%	84,756	39.9%
Gross profit	134,168	62.0%	127,522	60.1%
Operating expenses:
Sales and marketing	98,138	45.3%	91,755	43.2%
General and administrative	17,619	8.1%	16,732	7.9%
Research and development	1,584	0.7%	730	0.3%
Operating income	16,827	7.8%	18,305	8.6%
Interest income, net	394	0.2%	869	0.4%
Income before income taxes	17,221	8.0%	19,174	9.0%
Income tax expense	6,544	3.0%	7,440	3.5%
Net income	$10,677	4.9%	$11,734	5.5%

Net income per share – basic	$0.21		$0.22

Net income per share – diluted	$0.21		$0.21

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	49,713		53,430
Effect of dilutive securities:
Options	1,879		2,839
Warrants	1		81
Restricted shares	205		167
Diluted weighted average shares outstanding	51,798		56,517

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SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	March 31, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$15,476	$8,819
Marketable securities – current	20,568	37,748
Accounts receivable, net of allowance for doubtful accounts of $533 and $529, respectively	14,544	12,164
Inventories	25,035	24,120
Prepaid expenses	11,803	10,227
Deferred income taxes	6,273	5,785
Other current assets	3,201	4,305
Total current assets	96,900	103,168

Marketable securities – non-current	30,763	43,608
Property and equipment, net	60,976	59,384
Deferred income taxes	18,786	19,275
Other assets	3,522	3,526
Total assets	$210,947	$228,961

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$57,008	$46,061
Customer prepayments	10,205	9,552
Accruals:
Sales returns	4,779	3,907
Compensation and benefits	17,679	20,057
Taxes and withholding	8,797	5,053
Other current liabilities	9,589	12,901
Total current liabilities	108,057	97,531

Warranty liabilities	7,475	7,769
Other long-term liabilities	7,986	7,967
Total liabilities	123,518	113,267

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 49,551 and 51,544 shares issued and outstanding, respectively	496	515
Additional paid-in capital	—	4,039
Retained earnings	87,162	111,140
Accumulated other comprehensive loss	(229)	—
Total shareholders’ equity	87,429	115,694
Total liabilities and shareholders’ equity	$210,947	$228,961

The consolidated balance sheet as of March 31, 2007 is unaudited.

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SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Three Months Ended
	March 31, 2007	April 1, 2006
Cash flows from operating activities:
Net income	$10,677	$11,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,813	4,571
Stock-based compensation	2,072	1,828
Excess tax benefits from stock-based compensation	(756)	(3,632)
Changes in deferred income taxes	1	(2,156)
Change in operating assets and liabilities:
Accounts receivable	(2,380)	(4,126)
Inventories	(915)	(210)
Prepaid expenses and other assets	(478)	(3,615)
Accounts payable	10,016	6,816
Customer prepayments	653	507
Accrued sales returns	872	(241)
Accrued compensation and benefits	(2,378)	(4,680)
Accrued taxes and withholding	4,587	(26)
Warranty liabilities	(386)	2,469
Other accruals and liabilities	(873)	437
Net cash provided by operating activities	27,525	9,676
Cash flows from investing activities:
Purchases of property and equipment	(8,395)	(6,613)
Investments in marketable securities	—	(26,180)
Proceeds from sales and maturity of marketable securities	29,796	6,755
Net cash provided by (used in) investing activities	21,401	(26,038)
Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(370)	35
Repurchases of common stock	(43,825)	(18,413)
Proceeds from issuance of common stock	1,170	4,118
Excess tax benefits from stock-based compensation	756	3,632
Net cash used in financing activities	(42,269)	(10,628)

Increase (decrease) in cash and cash equivalents	6,657	(26,990)
Cash and cash equivalents, at beginning of period	8,819	43,867
Cash and cash equivalents, at end of period	$15,476	$16,877

Reclassifications – Certain reclassifications were made to the consolidated statement of cash flows for the three months ended April 1, 2006 in order to conform to the current-year presentation.

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SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited – in thousands)

	Three Months Ended
	March 31, 2007	April 1, 2006
Percent of sales:
Retail	76.1%	78.3%
Direct	8.7%	10.0%
E-Commerce	6.6%	5.3%
Wholesale	8.6%	6.4%
Total	100.0%	100.0%

Sales growth rates:
Comparable-store sales	-11%	18%
Net new stores	10%	8%
Retail total	-1%	26%
Direct	-11%	1%
E-Commerce	27%	39%
Wholesale	37%	22%
Total	2%	23%

Stores open:
Beginning of period	442	396
Opened	7	8
Closed	(2)	(2)
End of period	447	402

Retail partner doors	841	494

Other metrics:
Average sales per store ($000s) *	$1,449	$1,482
Average sales per square foot ($s) *	$1,197	$1,313
Stores > $1 million sales *	79%	80%
Average mattress sales per mattress unit
(Q1 Company-owned channels; $s)	$1,703	$1,704
Return on equity (trailing twelve months)	43%	38%
Cash and marketable securities	$66,807	$115,526

* trailing twelve months for stores open at least one year